UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2015

Strategic Realty Trust, Inc.

(Exact name of Registrant specified in its Charter)

Maryland	000-54376	90-0413866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

400 South El Camino Real, Suite 1100

San Mateo, California, 94402

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 343-9300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information required by Item 1.01 is included in Item 2.01 below and is incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Entry into Joint Venture Agreement

On September 30, 2015, Strategic Realty Trust, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), through wholly owned subsidiaries, entered into the Limited Liability Company Agreement of SGO MN Retail Acquisitions Venture, LLC (the “Joint Venture Agreement”) to form a joint venture with MN Retail Grand Avenue Partners, LLC, a subsidiary of Oaktree Real Estate Opportunities Fund VI, L.P. (“Oaktree”), and GLB SGO MN, LLC, a wholly owned subsidiary of Glenborough Property Partners, LLC (“GPP” and together with us and Oaktree, the “Members”). GPP is an affiliate of our property manager, Glenborough, LLC (“Glenborough”) and an affiliate of our advisor, SRT Advisor, LLC.

The Joint Venture Agreement provides for the ownership and operation of SGO MN Retail Acquisition Venture, LLC (the “Joint Venture”), in which we own a 10% interest, GPP owns a 10% interest, and Oaktree owns an 80% interest. In exchange for ownership in the Joint Venture, we contributed cash in the amount of $2.846 million to the Joint Venture, GPP contributed $2.846 million to the Joint Venture, and Oaktree contributed $22.746 million to the Joint Venture.

On September 30, 2015, the Joint Venture used the capital contributions of the Members, together with the proceeds of a loan from Bank of America, NA in the amount of $50.505 million, to acquire 14 retail properties located in Minnesota, North Dakota and Nebraska (the “Properties”) from a subsidiary of IRET Properties, L.P., a subsidiary of Investors Real Estate Trust (“IRET”), for a total purchase price of $78.960 million. The Joint Venture is also under contract to purchase 2 additional retail assets from IRET for a purchase price of $1.660 million, which transaction is currently contemplated to close in the fourth quarter of 2015.

Pursuant to the Joint Venture Agreement, GPP will manage and conduct the day-to-day operations and affairs of the Joint Venture, subject to certain major decisions set forth in the Joint Venture Agreement that require the consent of at least two of the Members, one of whom must be Oaktree. Income, losses and distributions will generally be allocated based on the Members’ respective ownership interests. Additionally, in certain circumstances described in the Joint Venture Agreement, the Members may be required to make additional capital contributions to the Joint Venture, in proportion to the Members’ respective ownership interests.

Pursuant to the Joint Venture Agreement, the Joint Venture will pay GPP a monthly asset management fee equal to a percentage of the aggregate investment value of the property owned by the Joint Venture in the preceding month. In addition, if Oaktree has received a 12% internal rate of return on its capital contribution, then promptly following the sale of the last of the Properties, the Joint Venture will pay GPP a disposition fee equal to one percent of the aggregate net sales proceeds received by the Joint Venture from the sales of the Properties.

The Joint Venture will make distributions of net cash flow to the Members no less than quarterly, if appropriate. Distributions will be pro rata to the Members in proportion to their respective ownership interests in the Joint Venture until the Members have received a 12% internal rate of return on their capital contribution. Thereafter distributions will be 10% to GPP and the balance to us, GPP and Oaktree pro rata in proportion to each Member’s respective ownership interests in the Joint Venture until Oaktree has received aggregate distributions in an amount necessary to provide Oaktree with the greater of a 17% internal rate of return on its capital contribution and a 1.5 equity multiple on its capital contribution. Distributions will then be 17.5% to GPP and the balance to us, GPP and Oaktree pro rata in proportion to each Member’s respective ownership interests in the Joint Venture until Oaktree has received aggregate distributions in an amount necessary to provide Oaktree with the greater of a 22% internal rate of return on its capital contribution and a 1.75 equity multiple on its capital contribution (the “Promoted Returns”). Distributions will then be 25% to GPP and the balance to us, GPP and Oaktree pro rata in proportion to each Member’s respective ownership interests in the Joint Venture. The portion of the Promoted Returns payable to GPP are referred to herein as the “GPP Incentive Fee.” As was the case with our prior joint venture with Oaktree, as a part of the negotiations for the Joint Venture, Glenborough agreed to certain reduced property management and related charges payable by the Joint Venture; the GPP Incentive Fee was implemented in order to provide GPP and its affiliates with an opportunity to recoup those reductions should the Joint Venture assets perform well financially.

Entry into Property Management Agreements

On September 30, 2015 the Joint Venture, through its wholly owned subsidiaries, also entered into Property Management Agreements with Glenborough (the “Property Management Agreements”), pursuant to which Glenborough will act as the property manager for the Properties and will have responsibility for the day-to-day management, operation and maintenance of the Properties. The initial term of the Property Management Agreements will continue for so long as the Joint Venture owns the Properties and Glenborough owns at least a 5.0% interest in the Joint Venture, and provided that no event of default by Glenborough or any of its affiliates under the Joint Venture Agreement exists and Glenborough has not been removed as the managing member of the Joint Venture pursuant to the Joint Venture Agreement.

Under the Property Management Agreements, Glenborough will receive fees for its services as set forth below:

•	Management fee. Glenborough earns a monthly management fee equal to 3.0% of the gross revenues collected from the operation of each property.

•	Construction management fee. Glenborough earns a construction management fee (on a project-by-project basis) for any construction projects the cumulative cost of which, as defined in the Property Management Agreements, exceed $25,000. The construction management fee is equal to: (i) five percent (5.00%) of the first $300,000 of the cumulative costs; (ii) four percent (4.00%) of the cumulative costs which exceed $300,000 but are less than or equal to $500,000; and (iii) three percent (3.00%) of all cumulative costs in excess of $500,000.

•	Leasing commissions. Glenborough earns leasing commissions equal to: (i) six percent (6%) of base rent for the first one hundred twenty (120) months of the initial term for new leases procured by Glenborough and expansions of existing leases, and (ii) three percent (3%) of base rent for the first one hundred twenty (120) months of the renewal term for extensions and renewals of existing leases. In certain circumstances, pursuant to the Property Management Agreements, if the foregoing leasing commission structure is not the structure that is commonly used in a particular market area where a property is located, then the Joint Venture and Glenborough may use an alternative leasing commission structure that is commonly used in such market area. It is expected that Glenborough will pay out some or all of these leasing commissions to third-party brokers who participate in the leasing process.

Item 8.01.	Other Events.

2015 Annual Meeting

On September 25, 2015, Strategic Realty Trust, Inc. (the “Company”) held its 2015 annual meeting of stockholders. A total of 2,933,348 shares of the Company’s common stock outstanding and entitled to vote were represented in person or by proxy, representing approximately 27.48% of the total number of shares entitled to vote at the meeting. The number of shares present in person or by proxy was insufficient to establish a quorum for transacting business at the meeting. As a result, no matters were submitted to a vote of security holders. The Company did not adjourn the meeting to seek additional votes in order to establish a quorum. Phillip I. Levin and Jeffrey S. Rogers, the two candidates for election as Class III directors at the meeting, will remain in office until their successors are elected and qualified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC REALTY TRUST, INC.

Dated: October 6, 2015	By:	/s/ Andrew Batinovich
Andrew Batinovich
Chief Executive Officer